EXHIBIT 10.2

                         REGISTRATION RIGHTS AGREEMENT


      This REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of July 7, 2004 (the "Effective Date"), is by and between DISCOVERY LABORATORIES, INC. (the "Company"), and KINGSBRIDGE CAPITAL LIMITED (the "Investor").

      WHEREAS, the Company and the Investor have entered into that certain Common Stock Purchase Agreement, dated as of the Effective Date hereof (the "Purchase Agreement"), pursuant to which the Company may issue to the Investor, from time to time, up to $75 million worth of shares of Common Stock as provided for therein;

      WHEREAS, pursuant to the terms of, and in partial consideration for the Investor entering into, the Purchase Agreement, the Company has issued to the Investor a warrant, exercisable from time to time within five (5) years following the six-month anniversary of the date of issuance (the "Warrant") for the purchase of an aggregate of up to 375,000 shares of Common Stock at a price specified in such Warrant;

      WHEREAS, pursuant to the terms of, and in partial consideration for, the Investor's agreement to enter into the Purchase Agreement, the Company has agreed to provide the Investor with certain registration rights with respect to the Registrable Securities (as defined in the Purchase Agreement) as set forth herein;

      NOW, THEREFORE, in consideration of the premises, the representations, warranties, covenants and agreements contained herein, in the Warrant and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows (capitalized terms used herein and not defined herein shall have the respective meanings ascribed to them in the Purchase Agreement):

                                   ARTICLE I

                              REGISTRATION RIGHTS

Section 1.1. REGISTRATION STATEMENT.

            (a) Filing of the Registration Statement. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall file with the Commission, within forty-five (45) calendar days after the Effective Date, a registration statement on Form S-3 under the Securities Act or such other form as deemed appropriate by counsel to the Company for the registration for the resale by the Investor of the Registrable Securities (the "Registration Statement"). For purposes of this Agreement, the "Filing Date" shall refer to the date on which the Company files the Registration Statement.

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            (b) Effectiveness of the Registration  Statement.  The Company shall use commercially reasonable efforts (i) to have the Registration Statement declared effective by the Commission as soon as reasonably practicable, but in any event no later than forty-five (45) calendar days after the Filing Date, or ninety (90) calendar days after the Filing Date in the event that the Commission reviews the Registration Statement, following the date that the Registration Statement is filed and (ii) to ensure that the Registration Statement remains in effect throughout the term of this Agreement as set forth in Section 4.2, subject to the terms and conditions of this Agreement.

            (c) Regulatory Disapproval. The contemplated effective date for the Registration Statement as described in Section 1.1(b) shall be extended without default or liquidated damages hereunder or under the Purchase Agreement in the event that the Company's failure to obtain the effectiveness of the Registration Statement on a timely basis results from (i) the failure of the Investor to provide the Company with information requested by the Company and necessary to complete the Registration Statement by the Filing Date, (ii) the Commission's disapproval of the structure of the transactions contemplated by the Purchase Agreement, (iii) the Commission failing to respond within a customary time period to the filing of the Registration Statement or any post filing communications from the Company, or (iv) events or circumstances that are not in any way attributable to the Company; provided, that the Company has complied and continues to comply with its obligation to use commercially reasonable efforts to cause the Registration Statement to become effective. In the event of clause
(ii) above, the parties agree to cooperate with one another in good faith to arrive at a resolution acceptable to the Commission.

            (d) Failure to Maintain Effectiveness of Registration Statement. In the event the Company fails to maintain the effectiveness of the Registration Statement throughout the period set forth in Section 4.2, other than temporary suspensions as set forth in Section 1.1(e) or 2.1(n), and the Investor holds any Registrable Securities at any time during the period of such ineffectiveness (an "Ineffective Period"), the Company shall pay to the Investor in immediately available funds into an account designated by the Investor an amount (which shall in no event exceed $2.5 million) equal to the product of (x) the total number of Registrable Securities issued to the Investor under the Purchase Agreement and owned by the Investor at any time during such Ineffective Period and (y) the result, if greater than zero, obtained by subtracting the VWAP on the Trading Day immediately following the last day of such Ineffective Period from the VWAP on the Trading Day immediately preceding the day on which any such Ineffective Period began; provided, however, that the foregoing payments shall not apply in respect of Registrable Securities that (i) are otherwise freely tradable by the Investor, including, but not limited to, under Rule 144 promulgated under the Securities Act (as such rule may be amended from time to time, "Rule 144") or (ii) the Company offers to repurchase from the Investor for a per share purchase price equal to the VWAP on the Trading Day immediately preceding the day on which any such Ineffective Period began.

            (e) Deferral or Suspension During a Blackout Period. If in the good faith judgment of the Company, following consultation with legal counsel (which may be internal counsel), it would be detrimental to the Company or its stockholders for the Registration Statement to be filed or for resales of Registrable Securities to be made pursuant to the Registration Statement due to
(i) the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect on the Company

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or  its  stockholders  or  (ii) a  proposed  filing  of or  use  of an  existing registration  statement in connection with a  Company-initiated  registration of any class of its equity securities, which, in the good faith judgment of the Company, would adversely effect or require premature disclosure of the filing or
use  of  such  Company-initiated   registration  (notice  thereof,  a  "Blackout
Notice"), the Company shall have the right to (A) immediately defer such filing for a period of not more than sixty (60) days beyond the date on which the Registration Statement was otherwise required hereunder to be filed or (B) suspend use of the Registration Statement by the Investor for a period of not more than thirty (30) days (any such deferral or suspension period, a "Blackout Period"). The Investor acknowledges that it would be seriously detrimental to the Company and its stockholders for the Registration Statement to be filed or used, or remain in effect, during a Blackout Period and therefore essential to defer such filing, or suspend the use or the effectiveness thereof, during such Blackout Period and agrees to cease any disposition of the Registrable Securities during such Blackout Period. The Company may not utilize any of its rights under this Section 1.1(e) to defer the filing of a Registration Statement (or suspend its use or effectiveness) more than six (6) times in any twelve (12) month period. In the event that, within fifteen (15) Trading Days following any Settlement Date, the Company gives a Blackout Notice to the Investor and the VWAP on the Trading Day immediately preceding such Blackout Period ("Old VWAP") is greater than the VWAP on the first Trading Day following such Blackout Period on which the Investor may sell its Registrable Securities pursuant to an effective Registration Statement ("New VWAP"), then the Company shall pay to the Investor, by wire transfer of immediately available funds to an account designated by the Investor, the "Blackout Amount." For the purposes of this Agreement, Blackout Amount means a percentage equal to: (1) seventy-five percent (75%) if such Blackout Notice is delivered prior to the fifth (5th) Trading Day following such Settlement Date; (2) fifty percent (50%) if such Blackout Notice is delivered on or after the fifth (5th) Trading Day following such Settlement Date, but prior to the tenth (10th) Trading Day following such Settlement Date;
(3) twenty-five percent (25%) if such Blackout Notice is delivered on or after the tenth (10th) Trading Day following such Settlement Date, but prior to the fifteenth (15th) Trading Day following such Settlement Date; and (4) zero percent (0%) thereafter of: the product of (i) the number of Registrable Securities purchased by the Investor pursuant to the most recent Draw Down and actually held by the Investor immediately prior to the Blackout Period and (ii) the result obtained by subtracting the New VWAP from the Old VWAP; provided, however, that (i) no Blackout Amount in respect of any Blackout Period shall exceed $2.5 million, (ii) no Blackout Amount shall be payable under this Section 1.1(e) in the event that the Registrable Securities are eligible for resale under Rule 144 during the Blackout Period and (iii) no Blackout Amount shall be payable under this Section 1.1(e) in the event that the Company offers to repurchase from the Investor for a per share purchase price equal to the VWAP on the Trading Day immediately preceding the day on which any such Ineffective Period began.

            (f) Liquidated Damages. (1) The Company and the Investor hereto acknowledge and agree that the amounts payable under Sections 1.1(d) and 1.1(e) and the Blackout Shares deliverable under Section 1.1(e) above shall constitute liquidated damages and not penalties. The parties further acknowledge that (i) the amount of loss or damages likely to be incurred by the Investor is incapable or is difficult to precisely estimate, (ii) the amounts specified in such subsections bear a reasonable proportion and are not plainly or grossly disproportionate to the probable loss likely to be incurred in connection with any failure by the Company to obtain or maintain the effectiveness of the

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Registration  Statement,  (iii)  one of the  reasons  for  the  Company  and the
Investor reaching an agreement as to such amounts was the uncertainty and cost of litigation regarding the question of actual damages and (iv) the Company and the Investor are sophisticated business parties and have been represented by sophisticated and able legal and financial counsel and negotiated this Agreement at arm's length.

            (g) The Company and the Investor agree and acknowledge that the amounts payable under Sections 1.1(d) and 1.1(e), as applicable, constitute the Investor's sole remedy with respect to the Company's failure to maintain the effectiveness for the Registration Statement or for any deferral or suspension of the Registration Statement during a Blackout Period as discussed in such Sections. The Investor further agrees and acknowledges that assuming the payment of any amount by the Company, as set forth in such Sections, the Company's failure to maintain the effectiveness of the Registration Statement or for any deferral or suspension of the Registration Statement during a Blackout Period, as applicable, shall not constitute a material breach or default of any obligation of the Company to the Investor.

            (h) Additional Registration Statements. In the event and to the extent that the Registration Statement fails to register a sufficient amount of Common Stock necessary for the Company to issue and sell to the Investor and the Investor to purchase from the Company all of the Registrable Securities to be issued, sold and purchased under the Purchase Agreement and the Warrant, the Company shall prepare and file with the Commission an additional registration statement or statements in order to effectuate the purpose of this Agreement, the Purchase Agreement and the Warrant.

                                   ARTICLE II

                            REGISTRATION PROCEDURES

Section 2.1. FILINGS; INFORMATION. The Company shall use commercially reasonable efforts to effect the registration with respect to the sale of the Registrable Securities by the Investor in accordance with the intended methods of disposition thereof. Without limiting the foregoing, the Company in each such case will use commercially reasonable efforts to perform the following acts as expeditiously as possible, but in no event later than the deadline, if any, prescribed therefor in this Agreement:

            (a) Subject to Section 1.1(e), the Company shall: (i) prepare and file with the Commission the Registration Statement; (ii) use commercially reasonable efforts to cause such filed Registration Statement to become and to remain effective (pursuant to Rule 415 under the Securities Act or otherwise);
(iii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith (the "Prospectus")as may be necessary to keep such Registration Statement effective for the time period prescribed by Section 4.2 and in order to effectuate the purpose of this Agreement, the Purchase Agreement and the Warrant; and (iv) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the Investor set forth in such Registration Statement; provided, however, that the Investor shall be responsible for the delivery of the Prospectus to the Persons to whom the Investor sells the Registrable Securities, and the Investor agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities or blue sky laws and regulations.

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            (b) If so requested by the Investor,  or if the Investor  determines to engage an underwriter (other than the Investor) in connection with the offering of any Registrable Securities (an "Underwritten Offering"), a managing underwriter or underwriters, the Company shall (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and the Investor agrees should be included therein and (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; provided, however, that the Company shall not be required to take any action pursuant to this Section 2.1(b)(ii) that would, in the opinion of counsel for the Company, violate applicable law.

            (c) In the event of an Underwritten Offering: (A) the Company shall enter into such reasonable agreements and take all such other reasonable actions in connection therewith (including those reasonably requested by the managing underwriters, if any) in order to expedite or facilitate the disposition of such Registrable Securities, and in such connection, the Company shall: (i) make such representations and warranties to the Investor and the underwriters with respect to the business of the Company (including with respect to businesses or assets acquired or to be acquired by the Company), and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance (subject to such exceptions as the Company may disclose) and scope as are customarily made by issuers to underwriters in underwritten offerings, and confirm such representations and warranties if and when requested; (ii) consent to indemnification provisions and procedures in the underwriting agreement no less favorable to the Investor and the underwriters than those set forth herein (or such other provisions and procedures acceptable to the Company, the Investor and the managing underwriters); and (iii) deliver such documents and certificates as may be reasonably requested by the Investor, its counsel and the managing underwriters, if any, to evidence the continued validity of their representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the applicable underwriting agreement, this Agreement, the Purchase Agreement or the Warrant.

                  (B) The Investor will enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering, and will take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement; provided, however, that the Investor shall consult with the Company prior to any such Underwritten Offering and defer such offering for a reasonable period upon the commercially reasonable request of the Company.

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                  (C) The  Investor  may  not  participate  in any  underwriting distribution hereunder unless it (i) agrees to sell its Registrable Securities on the basis provided in any underwriting agreements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting agreements and (iii) agrees to pay all underwriting discounts and commissions and other fees and expenses of investment bankers and any manager or managers of such underwriting, and legal expenses of the underwriter, applicable with respect to its Registrable Securities.

            (d) As early as practical prior to filing the Registration Statement or Prospectus, or any amendment or supplement thereto (excluding amendments deemed to result from the filing of documents incorporated by reference therein), the Company shall deliver to the Investor and to counsel representing the Investor, in accordance with the notice provisions of Section 4.8, copies of the Registration Statement and the Prospectus, together with exhibits thereto, which documents will be subject to review by the Investor and such counsel, and thereafter deliver to the Investor and such counsel, in accordance with the notice provisions of Section 4.8, such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the Prospectus (including each preliminary prospectus) and such other documents or information as the Investor or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities.

            (e) The Company shall deliver, in accordance with the notice provisions of Section 4.8, to the Investor such number of conformed copies of the Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the Prospectus (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to the Investor's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities.

            (f) After the filing of the Registration Statement, the Company shall promptly notify the Investor of any stop order issued or threatened by the Commission in connection therewith and take all commercially reasonable actions required to prevent the entry of such stop order or to remove it if entered.

            (g) The Company shall use commercially reasonable efforts to (i) register or qualify the Registrable Securities under such other securities or blue sky laws and regulations of each jurisdiction in the United States as the Investor may reasonably (in light of its intended plan of distribution) request and (ii) cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary by virtue of the business and operations of the Company and do any and all other customary acts and things that may be reasonably necessary or advisable to enable the Investor to consummate the disposition of the Registrable Securities; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.1(g), subject itself to taxation in any such jurisdiction, consent or subject itself to general service of process in any such jurisdiction, change any existing business practices, benefit plans or outstanding securities or amend or otherwise modify the Charter or Bylaws.

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            (h) In the event of an  Underwritten  Offering,  the  Company  shall enter into customary agreements and take such other actions as are reasonably required in order to expedite the disposition of such Registrable Securities.

            (i) The  Company  shall make  available  to the  Investor  (and will deliver to Investor's counsel), (A) subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all public correspondence between the Commission and the Company concerning the Registration Statement and will also make available for inspection by the Investor and any attorney, accountant or other professional retained by the Investor (collectively, the "Inspectors"), (B) upon reasonable advance notice during normal business hours all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with the Registration Statement; provided, however, that any such Inspectors must agree in writing for the benefit of the Company not to use or disclose any such Records except as provided in this Section 2.1(i). Any and all Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall be treated as confidential and not be disclosed by the Inspectors unless the disclosure or release of such Records is requested or required pursuant to oral questions, interrogatories, requests for information or documents or a subpoena or other order from a court of competent jurisdiction or other judicial or governmental process; provided, however, that prior to any disclosure or release pursuant to the immediately preceding clause, the Inspectors shall provide the Company with prompt notice of any such request or requirement so that the Company may seek an appropriate protective order or waive such Inspectors' obligation not to disclose such Records; and, provided, further, that if failing the entry of a protective order or the waiver by the Company permitting the disclosure or release of such Records, the Inspectors, upon advice of counsel, are compelled to disclose such Records, the Inspectors may disclose that portion of the Records that counsel has advised the Inspectors that the Inspectors are compelled to disclose; provided, however, that upon any such required disclosure, such Inspector shall use his or her best efforts to obtain reasonable assurances that confidential treatment will be afforded such information. The Investor agrees that information obtained by it solely as a result of such inspections (not including any information obtained from a third party who, insofar as is known to the Investor after reasonable inquiry, is not prohibited from providing such information by a contractual, legal or fiduciary obligation to the Company) shall be deemed confidential and shall not be used for any purposes other than as indicated above or by it as the basis for any market transactions in the securities of the Company or its affiliates unless and until such information is made generally available to the public. The Investor further agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense but with the assistance of the relevant Inspectors, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

            (j) In the event of an Underwritten Offering of the resale of Registrable Securities pursuant to the Registration Statement, then to the extent required by the managing underwriters and reasonably necessary to effect a sale of Registrable Securities in accordance with prevailing business practices at the time of any such underwritten sale of Registrable Securities pursuant to a Registration Statement, the Company shall deliver to the Investor a signed counterpart, addressed to the Investor, of (1) an opinion or opinions of counsel to the Company and (2) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Investor therefor reasonably requests.

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            (k) The Company shall otherwise comply with all applicable rules and regulations of the Commission, including, without limitation, compliance with applicable reporting requirements under the Exchange Act.

            (l) The Company shall appoint a transfer agent and registrar for all of the Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

            (m) The Investor shall cooperate with the Company, as reasonably requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder. The Company may require the Investor to promptly furnish in writing to the Company such information as may be required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the NASD or any state securities commission and all such information regarding the Investor, the Registrable Securities held by the Investor and the intended method of disposition of the Registrable Securities. The Investor agrees to provide such information requested in connection with such registration within five (5) business days after receiving such written request and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by the Investor's failure to timely provide such information.

            (n) Upon receipt of a Blackout Notice from the Company, the Investor shall immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until (i) the Company advises the Investor that the Blackout Period has terminated and (ii) the Investor receives copies of a supplemented or amended prospectus, if necessary. If so directed by the Company, the Investor will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Investor's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

            (o) If the Investor determines to engage in an Underwritten Offering, the Investor will enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering, and will take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities. The Investor shall consult with the Company prior to any Underwritten Offering and shall defer such Underwritten Offering for a reasonable period upon the commercially reasonable request of the Company.

            (o) The Investor shall not take any action with respect to any distribution deemed to be made pursuant to the Registration Statement, which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

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Section  2.2.  REGISTRATION  EXPENSES.  The Company  shall pay all  registration
expenses   incurred  in  connection   with  the   Registration   Statement  (the
"Registration Expenses"), including, without limitation: (i) all registration, filing, securities exchange listing and fees required by the NASD; (ii) all registration, filing, qualification and other fees and expenses of compliance with applicable state securities or blue sky laws and regulations (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) all word processing, duplicating, printing, messenger and delivery expenses; (iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); (v) the fees and expenses incurred by the Company in connection with the listing of the Registrable Securities; (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audits or comfort letters or costs associated with the delivery by independent certified public accountants of such special audit(s) or comfort letter(s) requested pursuant to Section 2.1(k) hereof); (vii) the fees and expenses of any special experts retained by the Company in connection with such registration and amendments and supplements to the Registration Statement and Prospectus; (viii) all reasonable fees and expenses of counsel for the Investor to the extent incurred in connection with the review, and assistance in preparation, of the Registration Statement, correspondence with the Commission and amendments and supplements to the Registration Statement and Prospectus (but only to the extent such activities were conducted at the request of the Company or its counsel);
(ix) ongoing due diligence expenses of the Investor equal to $7,500 per calendar quarter payable on the last day of each calendar quarter during the term of this Agreement; provided, however, that the payments set forth in this clause (ix) shall no longer apply for calendar quarters ending after the Company has issued and sold shares of Common Stock to the Investor for an aggregate in Draw Down Amounts equal to or greater than $10,000,000; and (x) premiums and other costs of the Company for policies of insurance against liabilities arising out of any public offering of the Registrable Securities being registered. Any fees and disbursements of underwriters, broker-dealers or investment bankers, including without limitation underwriting fees, discounts, transfer taxes or commissions, and any other fees or expenses, including legal fees and expenses (other than those described above) if any, attributable to the sale of Registrable Securities, shall be payable by the Investor.

                                  ARTICLE III

                                INDEMNIFICATION

Section 3.1. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each Person or entity, if any, who controls the Investor within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act (collectively, the "Controlling Persons"), from and against any Damages, joint or several, and any action or proceeding in respect thereof to which the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and any Controlling Person, may become subject under the Securities Act or otherwise, as incurred, insofar as such Damages (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement relating to the Registrable Securities or (ii) any omission or alleged omission to state therein

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a  material  fact  required  to be  stated  therein  or  necessary  to make  the statements therein under the circumstances not misleading, and shall reimburse the Investor, its partners, affiliates, officers, directors, employees and duly authorized agents, and each such Controlling Person, for any legal and other
expenses  reasonably  incurred  by  the  Investor,  its  partners,   affiliates,
officers,  directors,   employees  and  duly  authorized  agents,  or  any  such
Controlling Person, as incurred, in investigating or defending or preparing to defend against any such Damages or actions or proceedings; provided, however, that the Company shall not be liable to the extent that any such Damages arise out of the Investor's (or any other indemnified Person's) failure to send or give a copy of the final prospectus or supplement (as then amended or supplemented) to the persons asserting an untrue statement or alleged untrue
statement  or  omission  or  alleged   omission  at  or  prior  to  the  written
confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus or supplement; provided, further, that the Company shall not be liable to the extent that any such Damages arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, or any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor or any other person who participates as an underwriter in the offering or sale of such securities, in either case, specifically stating that it is for use in the preparation thereof. In connection with any Registration Statement with respect to which the Investor is participating, such Investor will indemnify and hold harmless, to the same extent and in the same manner as set forth in the preceding paragraph, the Company, each of its directors, officers, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each a "Company Indemnified Person") against any Damages to which any Company Indemnified Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Damages arise out of or are based upon any (a)(i)untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, or in any preliminary prospectus, final prospectus, summary prospectus, amendment or supplement relating to the Registrable Securities or (ii) omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein under the circumstances not misleading in reliance upon and in conformity with written information furnished to the Company by the Investor or on behalf of the Investor expressly for use in connection with such Registration Statement or other document or (b) any failure by the Investor to comply with prospectus delivery requirements of the Securities Act, the Exchange Act or any other law or legal requirement applicable to sales under the Registration Statement.

Section   3.2.   CONDUCT  OF   INDEMNIFICATION   PROCEEDINGS.   All  claims  for
indemnification under Section 3.1 shall be asserted and resolved in accordance with the provisions of Section 10.02 and 10.03 of the Purchase Agreement.

Section 3.3. ADDITIONAL INDEMNIFICATION. Indemnification similar to that specified in the preceding paragraphs of this Article 3 (with appropriate modifications) shall be given by the Company with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act. The provisions of this Article III shall be in addition to any other rights to indemnification, contribution or other remedies which an Indemnified Party or a Company Indemnified Person may have pursuant to law, equity, contract or otherwise.

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Section 3.4. CONTRIBUTION.  To the extent that any indemnification  provided for herein is prohibited or limited by law, the indemnifying party will make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Article III to the fullest extent permitted by law. However,
(a) no contribution will be make under circumstances where maker of such contribution would not have been required to indemnify the indemnified party under the fault standards set forth in this Article III, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation, and (c)
contribution   (together  with  any   indemnification   obligations  under  this
Agreement) by any seller of Registrable Securities will be limited in amount of proceeds received by such seller from the sale of such Registrable Securities.

                                   ARTICLE IV

                                 MISCELLANEOUS

Section 4.1. NO OUTSTANDING REGISTRATION RIGHTS. Except as otherwise disclosed in accordance with the Purchase Agreement or in the Commission Documents, the Company represents and warrants to the Investor that there is not in effect on the date hereof any agreement by the Company pursuant to which any holders of securities of the Company have a right to cause the Company to register or qualify such securities under the Securities Act or any state securities or blue sky laws and regulations of any jurisdiction.

Section 4.2. TERM. The registration rights provided to the Investor hereunder, and the Company's obligation to keep the Registration Statement effective, shall terminate at the earlier of (i) such time that is two years following the termination of the Purchase Agreement, (ii) such time as all Registrable Securities have been issued and have ceased to be Registrable Securities and
(iii) upon the consummation by the Company of an "Excluded Merger or Sale" (as defined in the Purchase Agreement). Notwithstanding the foregoing, paragraphs
(c) and (d) of Section 1.1, Article III, Section 4.8 and Section 4.9 shall survive the termination of this Agreement.

Section 4.3. RULE 144. The Company will, at its expense, promptly take such action as the Investor may reasonably request to enable the Investor to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any similar rule or regulation hereafter adopted by the Commission; provided, that the Investor may not make any such request more than once during any calendar quarter during the term of this Agreement. If at any time the Company is not required to file such reports, it will, at its expense, forthwith upon the written request of the Investor, make available adequate current public information with respect to the Company within the meaning of paragraph (c)(2) of Rule 144 or such other information as necessary to permit sales pursuant to Rule 144. Upon the request of the Investor, the Company will deliver to the Investor a written statement, signed by the Company's principal financial officer, as to whether it has complied with such requirements.

Section 4.4. CERTIFICATE. The Company will, at its expense, forthwith upon the reasonable request of the Investor but not more than once in any calendar quarter, deliver to the Investor, a certificate signed by the Company's principal financial officer, stating (a) the Company's name, address and

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telephone  number  (including  area code),  (b) the Company's  Internal  Revenue
Service identification number, (c) the Company's Commission file number, (d) the number of shares of each class of Stock outstanding as shown by the most recent report or statement published by the Company and (e) whether the Company has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

Section 4.5. AMENDMENT AND MODIFICATION. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by both parties to this Agreement. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Investor. No course of dealing between or among any Person having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

Section 4.6. SUCCESSORS AND ASSIGNS; ENTIRE AGREEMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Investor may assign its rights under this Agreement to any subsequent holder of the Registrable Securities (unless sold pursuant to an effective registration statement or in accordance with Rule 144 under the Securities Act), provided that the Company shall have the right to require any holder of Registrable Securities to execute a counterpart of this Agreement as a condition to such holder's claim to any rights hereunder. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company's assets or similar transaction, without the consent of the Investor or other subsequent holders of Registrable Securities; provided, that the successor or acquiring Person or entity agrees in writing to assume all of the Company's rights and obligations under this Agreement. This Agreement, together with the Purchase Agreement and the Warrant sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

Section 4.7. SEVERABILITY. In the event that any provision of this Agreement becomes, or is declared by a court of competent jurisdiction to be, illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided, that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party hereto.

Section 4.8. NOTICES. All notices, demands,  requests,  consents,  approvals and
other  communications   required  or  permitted  hereunder  shall  be  given  in
accordance with Section 12.04 of the Purchase Agreement.

Section 4.9. GOVERNING LAW; DISPUTE RESOLUTION. This Agreement shall be construed under the laws of the State of New York. Any dispute arising out of or relating to this Agreement shall be resolved by means of arbitration pursuant to the provisions of Article XI of the Purchase Agreement.

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Section 4.10. SPECIFIC ENFORCEMENT, CONSENT TO JURISDICTION. (a) The Company and
the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

            (b) The Company and the Investor irrevocably submit to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law. The prevailing party in any litigation in connection with this Agreement shall be entitled to recover from the other party all costs and expenses, including, without limitation, reasonable attorney's fees, incurred by such party in connection with any such litigation.

Section 4.11 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction or effect.

Section  4.12.  COUNTERPARTS.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

Section 4.13. FURTHER ASSURANCES. Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

Section 4.14. ABSENCE OF PRESUMPTION. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.



                              KINGSBRIDGE CAPITAL LIMITED



                              By: /s/ Valetine O'Donoghue
                                  ----------------------------------------------
                                   Name:  Valentine O'Donoghue
                                   Title: Director



                              DISCOVERY LABORATORIES, INC.


                              By: /s/ John G. Cooper
                                  ----------------------------------------------
                                   Name:  John G. Cooper
                                   Title: Executive Vice President and
                                          Chief Financial Officer

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